___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 48th Floor Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 13, 2016 (“Annual Meeting”), the stockholders of Equus Total Return, Inc. (“Equus” or the “Fund”) voted on four proposals, which are described in detail in the Fund’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 5, 2016: (i) to elect seven director nominees, each for a term of one year (“Proposal 1”), (ii) to ratify the appointment of BDO USA, LLP as the Fund’s independent auditor for the fiscal year ended December 31, 2016 (“Proposal 2”), (iii) to approve on a non-binding advisory basis, the compensation paid to the Fund’s named executive officers in 2015 (“Proposal 3”), and (iv) to approve the Fund’s 2016 Equity Incentive Plan (“Proposal 4”).

A voting report was produced by a representative of Georgeson, LLC, serving as Inspector of Elections for the Annual Meeting, certifying the following results:

Proposal 1 (election of directors):

Board of Directors Nominees	For	Withheld	Broker Non-Votes
Fraser Atkinson	9,007,825	2,179,668	0
Richard F. Bergner	8,995,152	2,192,341	0
Kenneth I. Denos	8,990,166	2,197,327	0
Henry W. Hankinson	8,917,587	2,269,906	0
John A. Hardy	8,990,156	2,197,337	0
Robert L. Knauss	7,990,039	3,197,454	0
Bertrand des Pallieres	8,899,282	2,288,211	0

There were no votes against or abstained with respect to any director nominee.

Proposal 2 (ratification of auditors):

For	Against	Abstained	Broker Non-Votes
9,279,693	1,363,458	558,432	0

Proposal 3 (non-binding approval of executive compensation in 2015):

For	Against	Abstained	Broker Non-Votes
7,742,242	1,544,686	275,965	0

Proposal 4 (approval of the Fund’s 2016 Equity Incentive Plan):

For	Against	Abstained	Broker Non-Votes
7,762,202	1,526,169	274,522	0

Brokers did not have discretionary voting authority on Proposals 2, 3, and 4.

Item 8.01 Other Events.

On June 15, 2016, the Fund issued a press release announcing the results of the Annual Meeting described in Item 5.07 above. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued on June 15, 2016 by Equus Total Return, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: June 16, 2016
By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary